UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2018

LEXINGTON REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York		10119-4015
(Address of principal executive offices)		(Zip Code)

(212) 692-7200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

___    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 14, 2018, the Employment Agreements between Lexington Realty Trust, or the Trust, and each of T. Wilson Eglin, E. Robert Roskind, Patrick Carroll and Richard J. Rouse expired by their terms.
Rouse Retirement
On January 18, 2018, the Trust and Mr. Rouse entered into a Retirement Agreement (the “Rouse Retirement Agreement”) providing for the retirement of Mr. Rouse, effective January 14, 2018 (the “Rouse Retirement Date”), as an employee and Vice Chairman, Chief Investment Officer and an Advisory Trustee of the Trust. The Rouse Retirement Agreement contains the following principal terms:

•	Mr. Rouse will receive a $278,400 separation payment in a lump sum on or before January 31, 2018.

•	Mr. Rouse received a cash incentive payment in the amount of $685,000 under the Trust’s 2017 annual cash incentive plan.

•
In order to facilitate the transition and support the acquisition activities of the Trust and the management of certain joint venture investments and an advisory account, Mr. Rouse will provide consulting services to the Trust during the 12-month period following the Rouse Retirement Date in exchange for (i) an annual fee of $530,000, paid in monthly installments, (ii) a specified portion of certain payments that the Trust may receive from certain joint ventures and from an advisory account upon the sale of such joint venture properties or the termination of the advisory account, subject to a cap of $795,000, and (iii) reimbursement of COBRA premiums under eligible group health insurance plans until January 15, 2020 upon election by Mr. Rouse.

•	The equity awards held by Mr. Rouse as of the Rouse Retirement Date will be treated as follows:

◦	All non-vested share awards subject to only time-based vesting conditions vested as of the day immediately prior to the Rouse Retirement Date;

◦
The January 2016 non-vested share award subject to performance-based vesting conditions shall continue to vest following the Rouse Retirement Date on the same vesting terms and schedule (including attainment of applicable performance goals) with respect to the same number of common shares of the Trust as set forth in the applicable award agreement; and

◦	The January 2017 non-vested share award subject to performance-based vesting conditions were forfeited and terminate on January 18, 2018.

Mr. Rouse will receive the foregoing payments and benefits provided he does not revoke a release of claims in favor of the Trust and he complies with non-competition and non-solicitation restrictions described in the Rouse Retirement Agreement.
The Trust and Mr. Rouse also agreed to endeavor to enter into a mutually agreeable written agreement for an appropriate level of participation of Mr. Rouse in any profit, over an acceptable return to the Trust, received by the Trust from the development of land parcels sourced by Mr. Rouse and acquired by the Trust in 2018 and 2019.
The foregoing summary of the terms and conditions of the Rouse Retirement Agreement is qualified in its entirety by reference to the full text of the Rouse Retirement Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.
Roskind Retirement
On January 18, 2018, the Trust and Mr. Roskind entered into a Retirement Agreement (the “Roskind Retirement Agreement”) providing for the retirement of Mr. Roskind, effective January 15, 2019 (the “Roskind Retirement Date”), as an employee and executive officer of the Trust. The Roskind Retirement Agreement contains the following principal terms:

•
Mr. Roskind will continue to provide the executive services set forth in his expired Employment Agreement until the Roskind Retirement Date and receive his current annual base salary of $525,000 until the Roskind Retirement Date.

•	Mr. Roskind will receive a $192,000 separation payment in a lump sum on or before February 21, 2019.

•	Mr. Roskind received a cash incentive payment in the amount of $426,000 under the Trust’s 2017 annual cash incentive plan.

•	Mr. Roskind will receive a 2018 annual cash incentive in the amount of $426,000 to be paid on or about January 15, 2019, subject to compliance with the Roskind Retirement Agreement.

•	The Trust will reimburse Mr. Roskind for COBRA premiums under eligible group health insurance plans until January 15, 2021 upon election by Mr. Roskind.

•
Mr. Roskind will become non-executive Chairman of the Board of Trustees of the Trust following the Roskind Retirement Date until the 2019 Annual Meeting of Shareholders of the Trust and will be nominated by the Board of Trustees for re-election as a Trustee at such meeting.

•	The equity awards held by Mr. Roskind will be treated as follows:

◦	All non-vested share awards subject to only time-based vesting conditions will vest as of the day immediately prior to the Roskind Retirement Date;

◦	The January 2016 non-vested share award subject to performance-based vesting conditions shall continue to vest in accordance with the applicable award agreement; and

◦	The January 2017 non-vested share award subject to performance-based vesting conditions shall be forfeited and terminate on the Roskind Retirement Date.

•
Mr. Roskind will be eligible to receive severance benefits similar to those set forth in the severance policy agreements for other executive officers described below in the event of (i) prior to the Roskind Retirement Date, his termination by the Trust without “cause” (as defined in an exhibit to the Roskind Retirement Agreement) or by Mr. Roskind with “good reason” (as defined in an exhibit to the Roskind Retirement Agreement), (ii) his employment not continuing following a “change in control” (as defined in an exhibit to the Roskind Retirement Agreement) prior to the Roskind Retirement Date or after the Roskind Retirement Date if such “change in control” was subject to a definitive written agreement executed by the Trust prior to the Roskind Retirement Agreement, or (iii) the death or “disability” (as defined in an Exhibit to the Roskind Retirement Agreement) of Mr. Roskind prior to the Roskind Retirement Date.

Mr. Roskind will receive the foregoing payments and benefits provided he executes and does not revoke a release of claims in favor of the Trust.
The foregoing summary of the terms and conditions of the Roskind Retirement Agreement is qualified in its entirety by reference to the full text of the Roskind Retirement Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.
Executive Severance Plan
Effective as of January 14, 2018, the Trust adopted the Lexington Realty Trust Executive Severance Plan (the “Executive Severance Plan”). Pursuant to the Executive Severance Plan, the Trust entered into severance policy agreements with each of Mr. Eglin (the Trust’s Chief Executive Officer and President), Mr. Carroll (the Trust’s Executive Vice President, Chief Financial Officer and Treasurer), Joseph S. Bonventre (the Trust’s Executive Vice President, General Counsel and Secretary) and Beth Boulerice (the Trust’s Executive Vice President and Chief Accounting Officer). The severance policy agreements provide that:

•
These executive officers will be entitled to receive severance benefits upon termination of employment either by the Trust without “cause” or by the executive officer with “good reason” (as defined in the severance policy agreement) consisting of:

◦
(i) a lump sum payment equal to two and one half (2.5) for Mr. Eglin, and two (2) for the other executive officers, times the sum of the executive’s base salary and the average of the last two annual cash incentive awards, (ii) a pro rata annual bonus based on the average of the executive’s last two annual cash incentive awards, and (iii) continuation of group health care benefits for a period of two (2) years;

◦	These executive officers will be entitled to receive severance benefits upon termination of employment on account of death or “disability” (as defined in the severance policy agreement) consisting of:

◦
(i) a benefit payment equal to one times the executive’s base salary, (ii) a pro rata annual bonus based on the average of the executive’s last two annual cash incentive awards, and (iii) continuation of group health care benefits for a period of two (2) years;

•	Additionally, upon a termination under all the circumstances described above:

◦	all non-vested shares subject only to time-based vesting conditions shall fully vest;

◦	all non-vested shares subject to performance-based vesting conditions that are fully earned, but not vested, shall fully vest;

◦
the end of the performance period shall be the date of such executive’s termination for all non-vested shares subject to performance-based vesting conditions that are not fully earned and a pro rata amount of any of such awards then deemed to be earned awards (determined by the number of completed days of the performance period for such award divided by the total number of days in such performance period) shall accelerate, become fully earned and vested; and

◦	all unexercised share option awards shall terminate on the six month anniversary of such termination of employment (but in no event later than the maximum term of such option).

•	If the executive is terminated by the Trust with “cause” or by the Executive without “good reason,” then the executive shall not be entitled to any payments under the severance policy agreement.
The foregoing summary of the terms and conditions of the severance policy agreements is qualified in its entirety by reference to the full text of the Executive Severance Plan, a copy of which is attached hereto as Exhibit 10.3, includes the form of severance policy agreement, and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits
10.1    Retirement Agreement, dated as of January 14, 2018, between the Trust and Mr. Rouse.

10.2    Retirement Agreement, dated as of January 14, 2018, between the Trust and Mr. Roskind.
10.3    Lexington Realty Trust Executive Severance Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: January 19, 2018	By:	/s/ Patrick Carroll
Patrick Carroll
Chief Financial Officer

Exhibit Index

10.1	Retirement Agreement, dated as of January 14, 2018, between the Trust and Mr. Rouse.

10.2	Retirement Agreement, dated as of January 14, 2018, between the Trust and Mr. Roskind.

10.3	Lexington Realty Trust Executive Severance Plan.